As filed with the Securities and Exchange Commission on October 6, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEOS ETF Trust

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NEOS ETFs – Why We Keep Reaching Out Reminder (Video Transcript)

Garrett Paolella (00:01.00)

Hey everyone, Garrett Paolella from NEOS here. We know we keep reaching out about the votes. We wanted to tell you why. We don't have a handful of big institutions casting all the votes. We rely on you, our individual shareholders, to vote. You've been a big part of the NEOS journey, and we'd really appreciate your vote as we take the next chapter with Goldman Sachs Asset Management. Just click the link below. Thanks for being an important shareholder, a part of the NEOS journey. We're excited for the next chapter.